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NEWS RELEASE

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  THE QUAKER OATS COMPANY

                                                 Further Information:
                        Media Contact:           Investor Contact:
Quaker Tower            Mark Dollins             Margaret M. Eichman, V.P.
P.O. Box 049001         Director, Corp. Comm.    Investor Relations &
Chicago, IL  60604-9001 (312) 222-7399           Corp. Affairs
                                                 (312) 222-7818
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QUAKER OATS SHAREHOLDERS APPROVE MERGER WITH PEPSICO

CHICAGO -- The Quaker Oats Company (NYSE:OAT) today announced that the Company's shareholders have approved the merger between The Quaker Oats Company and PepsiCo, Inc. Shareholders of PepsiCo are scheduled to vote on the merger and related matters at a separate meeting this afternoon.

The closing of the merger remains subject to certain conditions set out in the merger agreement, including the approval of the U.S. Federal Trade Commission
(FTC). It is anticipated that the transaction will be completed by the end of the second quarter.

The Quaker Oats Company is an international marketer of foods and beverages. Its major brands include: Gatorade thirst quencher; Quaker cereals and grain-based snacks; Rice-A-Roni, Pasta Roni and Near East side dishes; and Aunt Jemima mixes and syrup.

Forward-looking statements, within the meaning of Section 21E of the Securities and Exchange Act of 1934, are made in this document. The Company's results may differ materially from those suggested by the forward-looking statements. The forward-looking statement in this document concerning the Company's proposed merger with PepsiCo, Inc., is subject to a number of factors, including: the inability to obtain, or meet conditions imposed for, regulatory or governmental approval; customary closing conditions; and failure of PepsiCo's shareholders to approve the merger and related matters.

The Quaker Oats Company press releases are available on the Company's Internet web site: www.quakeroats.com